Exhibit 99.1
NEWS RELEASE

Contacts:
Main Street Capital Corporation
Todd A. Reppert, President and CFO
treppert@mainstreethouston.com
713-350-6000

Dennard Rupp Gray and Easterly, LLC
Ken Dennard
ksdennard@drg-e.com / 713-529-6600
Augustine Okwu
gokwu@drg-e.com / 404-532-0086

MAIN STREET CAPITAL ANNOUNCES THIRD QUARTER 2007
FINANCIAL RESULTS

HOUSTON, TEXAS,November 12, 2007– Main Street Capital Corporation (NASDAQ-GS: MAIN) (“Main Street”) announced today its financial results for the third quarter of 2007 and the nine months ended September 30, 2007.  The reported financial results for the third quarter of 2007 and the nine months ended September 30, 2007, and corresponding 2006 periods, reflect the combined results of Main Street Mezzanine Fund, LP and its general partner (together, the “Existing Portfolio”) prior to the consummation of Main Street’s initial public offering and related formation transactions in October of 2007.

Third Quarter 2007 Financial Highlights for the Existing Portfolio

•	Total investment income of $3.1 million - 27.6% increase over prior year
•	Net investment income of $1.7 million - 41.9% increase over prior year
•	Net realized income of $3.9 million - 19.4% increase over prior year
•	Net Asset Value of $42.7 million at September 30, 2007 - $0.9 million increase over prior quarter end
•	Net increase in members’ equity and partners’ capital of $2.7 million - 59.8% decrease over prior year
•	Originated $9.0 million of new investments
•	Realized gains of $2.2 million from two investments

Third Quarter 2007 Results for the Existing Portfolio

Total investment income increased 27.6% to $3.1 million in the third quarter of 2007 compared to $2.5 million in the corresponding period of 2006.  This comparable period increase was principally attributable to greater interest income on higher levels of average debt investments and greater cash dividend income from equity investments.  Total investment income did not materially change on a sequential basis compared with the second quarter of 2007.

Net investment income increased 41.9% to $1.7 million in the third quarter of 2007 compared to $1.2 million in the corresponding period of 2006.  This comparable period increase was attributable to higher levels of total investment income, partially offset by greater interest expense due to higher average outstanding SBIC debentures.  Net investment income also sequentially increased 79.8% compared with the second quarter of 2007.  Net investment income in the second quarter of 2007 was decreased by $0.7 million in professional costs related to the initial public offering.

Net realized income increased 19.4% to $3.9 million in the third quarter of 2007 compared to $3.3 million in the corresponding period of 2006.  This comparable period increase was attributable to higher levels of net investment income and greater net realized gains from investments.  Net realized income also sequentially increased 373.9% compared with the second quarter of 2007.  Net realized income for the second quarter of 2007 was decreased by $0.7 million in professional costs related to the initial public offering.

Net increase in members’ equity and partners’ capital decreased 59.8% to $2.7 million in the third quarter of 2007 compared to $6.7 million in the same period of 2006.  The lower net increase in members’ equity and partners’ capital was attributable to a decreased level of net change in unrealized appreciation for the third quarter of 2007.  The net change in unrealized appreciation for the third quarter of 2007 was principally impacted by the accounting reversal of approximately $1.0 million in previously unrealized appreciation into realized gains.  The net change in unrealized appreciation during the third quarter of 2007 also included unrealized appreciation on nine Existing Portfolio investments offset by unrealized depreciation on four Existing Portfolio investments.  The net increase in members’ equity and partners’ capital also sequentially increased 103.5% compared with the second quarter of 2007.

Liquidity and Capital Resources

Based on the net cash proceeds from its initial public offering and available cash from the Existing Portfolio, Main Street currently estimates that it will be able to fund its investment activities for the next 12 months without requiring new debt or equity capital.  However, this estimate will be impacted by, among other things, the pace of investment originations and investment redemptions, the level of cash from operations and amount of cash flow from realized gains, and the level of dividends paid net of dividend reinvestment plan participation.

As of September 30, 2007, the Existing Portfolio had $55.0 million of SBIC debenture leverage outstanding.  The SBIC debenture leverage bears an annual weighted average interest rate of 5.8%, payable semiannually, and matures ten years from original issuance.  Main Street will also seek to borrow additional non-SBIC debt as reasonable and necessary to supplement the funding of its investment activities.

Key Portfolio Statistics (all as of September 30, 2007)

The Existing Portfolio had debt and equity investments in 27 portfolio companies with the average portfolio investment equaling less than 4% of the total portfolio at cost.

Approximately 89% of the Existing Portfolio’s total investments at cost were in the form of secured debt investments, and approximately 93% of those secured debt investments were secured by first priority liens on the assets of portfolio companies.  The annual weighted average effective yield on the Existing Portfolio debt investments held at September 30, 2007 was 14.7%, including amortization of deferred debt origination fees and original issue discounts.  Approximately 93% of the Existing Portfolio’s debt investments were structured at fixed rates of interest with cash interest payments generally due monthly.

Based upon the information provided by our portfolio companies, which we have not independently verified, our portfolio companies had a weighted average net debt (interest-bearing debt less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 3.2 to 1.0 and a total EBITDA to interest expense ratio of approximately 2.2 to 1.0. (1)  Excluding all debt that was junior to the Existing Portfolio’s debt position, these ratios were approximately 2.6 to 1.0 and approximately 2.5 to 1.0, respectively. (1)

The Existing Portfolio had equity ownership in approximately 85% of its portfolio companies and the average fully diluted equity ownership in these portfolio companies was approximately 22%.

Based upon Main Street’s internal investment rating system, with a rating of “1” being the highest and a rating of “5” being the lowest, the weighted average investment rating for the Existing Portfolio was 2.2 compared to 2.1 at June 30, 2007.

Portfolio Activity in the Third Quarter of 2007

New Investment Originations:
•
Main Street provided “one-stop” financing to Universal Scaffolding & Equipment, LLC (“Universal”) in the form of approximately $4.3 million in secured debt and a $1.0 million equity investment, representing an approximate 19% fully diluted equity interest. Universal is in the business of manufacturing, sourcing and selling scaffolding, forming and shoring products, and custom fabricated cast iron products principally for the industrial and commercial construction and maintenance markets.

•
Main Street provided “one-stop” financing to Gulf Manufacturing, LLC (“Gulf”) in the form of approximately $3.2 million in secured debt and a $0.5 million equity investment, which, with nominally-priced equity warrants received with the debt investment, represents an approximate 27% fully diluted equity interest.  Gulf is a manufacturer and distributor of machined parts for industrial piping systems and energy sector applications.

Key Realized Gains:
•
In connection with a $20 million equity capital funding transaction, Turbine Air Systems, Ltd. (“TAS”) purchased the Existing Portfolio’s equity warrant position in TAS for approximately $1.1 million in cash resulting in a realized gain of approximately $1.0 million.

•
In connection with a recapitalization financing transaction, Technical Innovations, LLC redeemed the Existing Portfolio’s equity and equity warrant interests for approximately $1.6 million in cash resulting in a total realized gain of approximately $1.2 million.

Portfolio Activity Subsequent to the Third Quarter of 2007

New Investment Originations:
•
In November 2007, Main Street provided “one-stop” financing to Hydratec Holdings, LLC (“Hydratec”) in the form of approximately $7.5 million in secured debt and a $1.8 million equity investment, representing a 60% fully diluted equity interest.  Hydratec is engaged in the design, sale and installation of agricultural irrigation products and systems throughout California.

Key Realized Gains:
•	In connection with the previously announced sale in October 2007 of All Hose & Specialty, LLC, Main Street recognized a total realized gain of approximately $2.3 million including structuring fees.

Initial Quarterly Dividend of $0.33 Per Share

On November 5, 2007, Main Street declared its initial quarterly dividend of $0.33 per share, or the equivalent of an 8.8% annual yield based upon its $15.00 per share initial public offering price.  This initial quarterly dividend is payable on November 30, 2007 to shareholders of record on November 16, 2007.  The initial quarterly dividend is being paid based upon the accumulated taxable income recognized by Main Street, including the long-term capital gain realized from the previously announced sale of portfolio company, All Hose & Specialty, LLC. Main Street estimates that approximately 67% of this initial quarterly dividend will be designated as long-term capital gain with the remainder representing ordinary taxable income.

Main Street estimates that its 2007 taxable income will exceed the initial quarterly dividend declared on November 5, 2007.  Main Street intends to carry over (or “spill over”) any undistributed excess 2007 taxable income for distribution to its shareholders in 2008 as permitted by the applicable Regulated Investment Company tax provisions.  Any undistributed excess 2007 taxable income will be subject to a 4% excise tax.  The final determination of the tax attributes for the initial dividend and the final amount of any undistributed excess 2007 taxable income will be made after the close of the 2007 tax year and may differ from the estimates above.

Third Quarter 2007 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Tuesday, November 13, 2007 at 10:00 a.m. Eastern Time to discuss the Existing Portfolio’s third quarter 2007 financial results.

You can access the conference call by dialing (303) 262-2140 or (800) 218-4007 and asking for the Main Street Capital conference call at least 10 minutes prior to the start time. You can also access the conference call via a live webcast by logging into the investor relations section of the Main Street website at www.mainstreethouston.com.

A telephonic replay of the conference call will be available through November 20, 2007 and may be accessed by dialing (303) 590-3000 and using the passcode 11100148#.  An audio archive will also be available on the investor relations section of the Main Street website at www.mainstreethouston.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please also refer to the Main Street Form 10-Q to be filed shortly with the Securities and Exchange Commission (www.sec.gov).

(1) For purposes of calculating these ratios, one portfolio company with significant cash in excess of its outstanding debt and one portfolio company with a net debt to EBITDA ratio that exceeds 15.0 to 1.0 have both been excluded.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstreethouston.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies. Main Street’s investments are generally made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 to $100 million. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives to its portfolio companies.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release that are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations.  The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies and future operating results and cash flows, including but not limited to the equivalent annual yield represented by our initial quarterly dividend; our estimates of allocation of our initial quarterly dividend between long-term capital gain and ordinary taxable income; our estimate that 2007 taxable income will exceed our initial quarterly dividend; our intention to carry over any excess 2007 taxable income for distribution to shareholders in 2008; and our estimate regarding the ability to fund investment activities for the next 12 months. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct.  Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, deploying and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions “Special Note Regarding Forward-Looking Statements” and “Risk Factors” included in our filings with the Securities and Exchange Commission.  We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

# # #

Main Street Mezzanine Fund, LP
Combined Balance Sheets

	September 30,	December 31,
	2007	2006
ASSETS	(Unaudited)

Investments at fair value:
Control investments (cost: $35,430,945 and $33,312,337 as of
September 30, 2007 and December 31, 2006, respectively)	$41,491,608	$42,429,000
Affiliate investments (cost: $36,658,701 and $24,328,596 as of
September 30, 2007 and December 31, 2006, respectively)	43,014,921	28,822,245
Non-Control/Non-Affiliate investments (cost: $3,427,940 and
$4,983,015 as of September 30, 2007 and December 31, 2006, respectively)	3,787,940	4,958,183

Total investments (cost: $75,517,586 and $62,623,948 as of
September 30, 2007 and December 31, 2006, respectively)	88,294,469	76,209,428

Accumulated unearned income	(2,613,344)	(2,498,427)
Total investments net of accumulated unearned income	85,681,125	73,711,001
Cash and cash equivalents	9,564,003	13,768,719
Deferred costs related to initial public offering	1,399,206	-
Interest receivable	596,538	527,597
Other assets	109,396	102,461
Deferred financing costs (net of accumulated amortization of $482,013 and
$ 343,846 as of September 30, 2007 and December 31, 2006, respectively)…	1,435,562	1,333,654

Total assets	$98,785,830	$89,443,432

LIABILITIES, MEMBERS' EQUITY AND PARTNERS' CAPITAL

SBIC debentures	$55,000,000	$45,100,000
Interest payable	261,313	854,941
Accounts payable related to initial public offering costs	619,431	-
Other liabilities	246,895	215,960

Total liabilities	56,127,639	46,170,901
Members' equity (General Partner)	3,709,906	3,849,796
Limited Partners' capital	38,948,285	39,422,735

Total members' equity and partners' capital	42,658,191	43,272,531

Total liabilities, members' equity and partners' capital	$98,785,830	$89,443,432

Main Street Mezzanine Fund, LP
Combined Statement of Operations
(Unauidited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007 (1)	2006

INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$1,454,790	$1,192,052	$3,709,221	$3,615,494
Affiliate investments	1,362,521	860,692	3,871,178	2,271,673
Non-Control/Non-Affiliate investments	151,114	202,426	568,527	941,657
Total interest, fee and dividend income	2,968,425	2,255,170	8,148,926	6,828,824
Interest from idle funds and other	158,958	196,709	533,318	565,410

Total investment income	3,127,383	2,451,879	8,682,244	7,394,234

EXPENSES:
Management fees to affiliate	499,979	486,546	1,499,937	1,454,053
Interest	849,299	684,172	2,396,541	2,033,063
General and administrative	32,961	51,008	204,296	155,655
Professional costs related to initial public offering	-	-	695,250	-

Total expenses	1,382,239	1,221,726	4,796,024	3,642,771

NET INVESTMENT INCOME	1,745,144	1,230,153	3,886,220	3,751,463

NET REALIZED GAIN (LOSS) FROM
INVESTMENTS:
Control investments	1,191,463	87,816	1,802,713	263,449
Affiliate investments	953,334	1,940,794	1,209,513	1,940,794
Non-Control/Non-Affiliate investments	-	-	(270,538)	5,478
Total net realized gain (loss) from investments	2,144,797	2,028,610	2,741,688	2,209,721

NET REALIZED INCOME	3,889,941	3,258,763	6,627,908	5,961,184

NET CHANGE IN UNREALIZED
APPRECIATION (DEPRECIATION )
FROM INVESTMENTS:
Control investments	(1,366,000)	2,904,700	(2,007,250)	6,743,602
Affiliate investments	150,000	413,000	813,822	263,827
Non-Control/Non-Affiliate investments	35,000	155,000	384,832	163,498
Total net change in unrealized appreciation
(depreciation) from investments	(1,181,000)	3,472,700	(808,596)	7,170,927

NET INCREASE IN MEMBERS' EQUITY
AND PARTNERS' CAPITAL RESULTING
FROM OPERATIONS	$2,708,941	$6,731,463	$5,819,312	$13,132,111

(1) The nine months ended September 30, 2007 operating results include professional costs related the initial public offering. These costs were 29.0% of operating expenses for that period.